                                   EXHIBIT 19

                                    SAMARNAN
                             INVESTMENT CORPORATION




                              ANNUAL REPORT TO THE
               SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999




                                                 SAMARNAN INVESTMENT CORPORATION
                                       P.O. Box 651 / Cleburne, Texas 76033-0651

                     [CHESHIER & FULLER, L.L.P. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Samarnan Investment Corporation

We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the schedule of investment in securities, as of December 31, 1999, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 1999, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


                                             /s/ CHESHIER & FULLER, L.L.P.
                                             CHESHIER & FULLER, L.L.P.


Dallas, Texas
March 10, 2000

                                    SAMARNAN
                             INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                December 31, 1999


Assets:
  Cash                                                                $    361,612
  Investments in securities at market (identified cost $17,073,234)     17,268,412
  Accrued interest receivable                                              199,490
                                                                      ------------
  Total assets                                                          17,829,514
                                                                      ------------

Liabilities:
  Payables:
  Accounts payable                                                          21,052
                                                                      ------------
  Total liabilities                                                         21,052
                                                                      ------------
  Net assets applicable to outstanding capital shares, equivalent
    to $14.82 per share                                               $ 17,808,462
                                                                      ============

Source of net assets:
  Capital shares - authorized 2,000,000 shares of $1.00 par value;    $  1,201,768
    outstanding 1,201,768 shares
  Accumulated net realized gains of $1,032,910 less accumulated
    distribution of $1,154,071                                            (121,161)
  Unrealized appreciation of investments                                   195,178
  Undistributed net investment income                                      726,368
  Retained earnings at April 29, 1978, commencement of operations
    as an investment company                                            15,806,309
                                                                      ------------
                                                                      $ 17,808,462
                                                                      ============


                See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                             Statement of Operations
                          Year Ended December 31, 1999

Investment income:
   Dividends                                                                   $    26,733
   Interest                                                                        883,928
                                                                               -----------
     Total income                                                                  910,661
                                                                               -----------
Expenses:
   Investment advisory fee                                                          54,848
   Legal and professional fees                                                      29,252
   Audit fees                                                                        8,500
   Directors fees                                                                    7,800
   Custodian expense                                                                12,000
   Administrative fees                                                              11,980
   Office and printing supplies                                                      2,585
                                                                               -----------
     Total expenses                                                                126,965
                                                                               -----------
     Net investment income                                                         783,696
                                                                               -----------

Realized and unrealized gain on investments:
   Realized gain from security transactions - excluding short-term securities:
       Proceeds from sales                                                       6,489,029
       Cost of securities sold, net of amortization of bond premiums             6,531,233
                                                                               -----------
       Net realized (loss)                                                         (42,204)
                                                                               -----------
Unrealized appreciation of investments:
   Beginning of period                                                           1,006,552
   End of period                                                                   195,178
                                                                               -----------
     Decrease in unrealized appreciation on investments                           (811,374)
                                                                               -----------
     Net realized and unrealized (loss) on investments                            (853,578)
                                                                               -----------
     Decrease in net assets from operations                                    $   (69,882)
                                                                               ===========
Total expenses as a percentage of total investment income                             13.9%
                                                                               ===========


                 See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Years Ended December 31, 1999 and 1998


                                                              1999            1998
                                                          ------------    ------------
Increase (decrease) in net assets from operations:
  Net investment income                                   $    783,696    $    847,878
  Net realized gain (loss) from security transactions          (42,204)         33,127
  Increase (decrease) in unrealized appreciation
     of investments                                           (811,374)        148,277
                                                          ------------    ------------
Increase (decrease) in net assets from operations              (69,882)      1,029,282
                                                          ------------    ------------

Dividends and distributions to shareholders:
  Net investment income                                       (805,185)       (853,255)
  Capital gains                                                    -0-             -0-
                                                          ------------    ------------
Decrease in net assets from dividends and distributions
  to shareholders                                             (805,185)       (853,255)
                                                          ------------    ------------
  Increase (decrease) in net assets                           (875,067)        176,027


Net assets:
  Beginning of period                                       18,683,529      18,507,502
                                                          ------------    ------------

  End of period (including undistributed investment
     income of $726,368 and $747,856, respectively)       $ 17,808,462    $ 18,683,529
                                                          ============    ============


                 See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 1999


(1)  Summary of Significant Accounting Policies

     The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end, management investment company. The fund seeks tax free income and preservation of capital through a diversified portfolio of bonds and equity securities. The significant accounting policies followed by the Company are summarized as follows:

     (a)  Securities

          Investments in securities are carried at market value. Security transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each sale. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis.

          Fixed-income securities are valued at prices obtained from a pricing service, when such prices are available; however, in circumstances where the investment adviser deems it appropriate to do so, such securities will be valued at the mean quoted bid and asked prices or at prices for securities of comparable maturity, quality and type.

          Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price. Restricted securities and other securities for which quotations are not readily available are valued at fair value as determined by the board of directors.

     (b)  Dividends and Distributions

          Dividends and distributions to shareholders are recorded on the ex-dividend date.

     (c)  Bond Premiums and Discounts

          Bond premiums are amortized to the maturity date of the bond on a straight-line basis. Bond discounts are not amortized; these are included as realized gains when the bond is sold or matures. The amortization for any one year is not material.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 1999

(1)  Summary of Significant Accounting Policies, continued

     (d)  Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  Investment Advisory Contract

          The Company has contracted with Voyageur Fund Managers to provide investment advisory services. Under this contract, the Company is furnished investment, clerical and statistical services regarding its investments in debt securities. The fee for these investment advisory services is based on .27% of the value of the assets in the debt portfolio and is paid on a quarterly basis in arrears.

          Effective April 1, 1999 the Company contracted with Westwood Management Corp. to provide investment advisory services. Under this contract, the Company is furnished investment, supervisory and clerical services regarding its investment in equity securities. The fee for these investment advisory services is based on 0.75% of the value of the assets in the equity portfolio and is paid on a quarterly basis in arrears.

(3)  Federal Income Taxes

          No provision has been made for Federal income taxes since it is the plan of the Company to distribute substantially all of its investment income, including the net realized gains on investments, and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

(4)  Securities Transactions

          In 1999, cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $5,946,779 and $6,489,028, respectively.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                          Notes to Financial Statements
                                December 31, 1999


(4)  Securities Transactions, continued

          There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 1999 were $673,008 and $477,830, respectively.

(5)  Dividends and Distributions to Shareholders

          Cash dividends paid during the years ended December 31, 1999 and 1998 amount to $.67 and $.71 per share, respectively.

          Cash dividends of $.15 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 25, 2000, payable to shareholders of record February 7, 2000.

(6)  Concentrations of Credit Risk

          At December 31, 1999, and at various other times during the year, the Company had cash balances in excess of federally insured limits of $100,000.

                                    SAMARNAN
                             INVESTMENT CORPORATION

                           Investments in Securities
                                December 31, 1999


                                  Principal
                                    Amount
                                  or Shares   Value
                                  ---------   -----
Common Stocks--15.3%
Basic materials--0.50%
     Alcoa                             400   $33,200
     Monsanto Co.                    1,200    42,526
     Vulcan Materials Co.              600    23,963
Capital goods--0.30%
     Deere & Co.                       700    30,363
     General Dynamics Corp.            500    26,375
Consumer discretionary--1.90%
     AMFM, Inc.                        800    62,600
     American Eagle Outfitters         600    31,500
     Ann Taylor Stores Corp.           700    20,663
     Limited, Inc.                   1,300    56,307
     Ross Stores, Inc.               1,300    23,319
     Time Warner, Inc.                 800    57,850
     The Walt Disney Company         2,300    67,275
Consumer staples--0.90%
     Anheuser Busch, Inc.              800    56,700
     Brinker International, Inc.     2,200    53,075
     Safeway, Inc.                   1,500    53,625
Energy--0.80%
     Apache Corp.                      700    25,857
     Burlington Resources, Inc.        800    26,450


                 See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION

                            Investments in Securities
                                December 31, 1999

                                   Principal
                                     Amount
                                   or Shares    Value
                                   ---------   -------
  Devon Energy Corp.                  692       22,749
  Texaco, Inc.                        400       21,725
  Transocean Offshore, Inc.         1,000       33,688
Financial--1.30%
  Bear Stearns                      1,460       62,415
  Citigroup                         1,000       55,688
  PNC Bank Corp.                      900       40,050
  Southtrust Corp.                  1,300       49,157
Health care--1.20%
  King Pharmaceuticals, Inc.        2,550      142,961
  Pharmacia & Upjohn, Inc.            800       36,000
  Smithkline Beecham PLC              700       44,888
Technology--3.00%
  Citrix Systems                      700       86,100
  Electronic Arts, Inc.               300       25,200
  Electronic Data Systems             900       60,244
  Hewlett Packard                     700       79,625
  IBM                                 600       64,725
  Oracle Corp.                      1,200      134,476
  Rambus, Inc.                        400       26,975
  Sterling Software                 1,200       37,800
Utilities--1.10%
  Florida Progress Corp.            1,200       50,776


                 See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION

                            Investments in Securities
                               December 31, 1999

                                                  Principal
                                                   Amount
                                                  or Shares        Value
                                                  ---------       -------
  Hawaiian Electric Industries                       1,600         46,200
  SBC Communications                                 1,000         48,750
  MCI WorldCom, Inc.                                   900         47,757
Transportation--0.10%
  CNF Transportation                                   500         17,250
Reits--2.30%
  Apartment & Investment Management                  1,100         43,794
  Boston Properties, Inc.                            1,500         46,688
  Equity Office Properties Trust                     1,800         44,325
  Equity Residential Properties Trust                1,000         42,688
  Host Marriott Corp.                                4,600         37,950
  Kimco Realty Corp.                                 1,200         40,650
  Prologis                                           2,300         44,275
  Simon Property Group, Inc.                         1,900         43,582
  Vornado Realty Trust                               1,400         45,500
International--1.90%
  WEBS - Australia                                   5,000         55,315
  WEBS - Austria                                     5,700         47,381
  WEBS - Belgium                                     3,300         53,213
  WEBS - Italy                                       2,500         62,500
  WEBS - Singapore                                   6,200         56,966
  WEBS - Spain                                       2,100         59,325
                                                                ---------
    Total common stocks (cost $2,383,949)                       2,650,999
                                                                ---------


                See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                            Investments in Securities
                                December 31, 1999

                                                                     Principal
                                                                      Amount
                                                                     or Shares      Value
                                                                     ---------    --------
Municipal bonds-84.70%
  Naperville, IL-Electric Rev.--6.200% due 11/01/00                    500,000      500,550
  Wisconsin Public Power Rev.--6.400% due 07/01/01                     500,000      515,395
  Palatine, IL-Schl Dist #15 G.O.--5.900% due 12/01/01                 450,000      462,393
  King County, Washington ISD #408--6.100% due 12/01/01                300,000      309,042
  Indiana Municipal Power--5.250% due 01/01/02                         500,000      506,675
  Bedford Park, IL-G.O.--5.200% due 12/01/04                           500,000      507,910
  Alaska State Housing Finance Corp.--5.900% due 12/01/04              600,000      625,944
  Henderson, NV-G.O.--5.250% due 05/01/05                              500,000      510,420
  Box Elder, UT-G.O.--5.150% due 06/15/05                              300,000      303,288
  Indiana State Ed. MBIA--4.800% due 10/01/05                          500,000      498,725
  Chicago, IL-Wastewater Rev.--5.400% due 01/01/06                     500,000      508,580
  North Miami Health Fac.Rev.Catholic--5.300% due 08/15/06             200,000      205,142
  Clark County, NV-School District--5.500% due 06/15/07                800,000      813,728
  North Miami Health Fac.Rev.Catholic--5.400% due 08/15/07             375,000      386,213
  Alabama CLG & Univ. Tuskegee--5.500% due 09/01/07                    500,000      518,600
  Wisconsin Health & Education-Sinai--5.500% due 08/15/08              600,000      615,822
  Missouri State Health--5.550% due 02/01/09                           200,000      199,708
  North Dakota Bldg. Auth.--4.875% due 12/01/09                        250,000      244,705
  Goodhue City, MN EDA Lease--5.600% due 02/01/09                      285,000      290,680
  Illinois Health Fac. Auth.--6.000% due 02/15/11                      500,000      496,535
  Harmony, MN MFHR-Zedakah Found.--5.700% due 03/01/11                 260,000      261,510
  Harmony, MN MFHR-Zedakah Found.--5.700% due 09/01/11                 265,000      266,540


                 See accompanying notes to financial statements.

                                    SAMARNAN
                              INVESTMENT CORPORATION
                           Investments in Securities
                               December 31, 1999

                                                           Principal
                                                            Amount
                                                           or Shares        Value
                                                           ---------     -----------
Volusia City Health Fac.--6.000% due 06/01/12                600,000         626,670
Montgomery County PA IDA--5.625% due 11/15/12                500,000         476,235
W. Washington Univ. Housing--5.000% due 10/01/14             300,000         278,001
Louisiana Housing Fin. Agency--6.000% due 09/01/15           670,000         669,129
Illinois Health Fac.--5.120% due 12/01/15                    250,000         228,555
Missouri State Health--5.750% due 02/01/17                   250,000         230,990
Florida Housing Fin. Corp.--6.000% due 10/01/19              480,000         463,656
Chicago Ref. Emergency Tel.--5.250% due 01/01/20             290,000         260,765
South Dakota Health--5.650% due 04/01/22                     560,000         462,605
Detroit Metro Airport--4.875% due 12/01/23                   750,000         616,283
St. Paul HRA--5.600% due 10/01/24                            500,000         454,750
Golden Valley MN Rev.--5.500% due 12/01/25                   350,000         301,669
                                                                         -----------
  Total municipal bonds (cost $14,689,285)                                14,617,413
                                                                         -----------
  Total--100% (cost $17,073,234)                                         $17,268,412
                                                                         ===========


                 See accompanying notes to financial statements.

                                    SAMARNAN
                             INVESTMENT CORPORATION
                       Selected per Share Data and Ratios
               For Each of the Years in the Five-Year Period Ended
                                December 31, 1999

Per share data                               1999             1998             1997             1996             1995
                                          ----------       ----------       ----------       ----------       ----------
Investment income - interest              $      .75       $      .81       $      .82       $      .82       $      .86
Expenses                                        (.10)            (.10)            (.08)            (.08)            (.07)
                                          ----------       ----------       ----------       ----------       ----------
 Net investment income                           .65              .71              .74              .74              .79

Net realized and unrealized gains
  (losses) on investments                       (.71)             .15              .30             (.16)             .52
Dividends from net investment income            (.67)            (.71)            (.75)            (.71)            (.74)
Distributions from net realized
  long-term gains on securities                   --               --               --             (.01)            (.01)
                                          ----------       ----------       ----------       ----------       ----------
Net increase (decrease) in
  net asset value                               (.73)             .15              .29             (.14)             .56
Net asset value:
  Beginning of period                          15.55            15.40            15.11            15.25            14.69
                                          ----------       ----------       ----------       ----------       ----------
  End of period                           $    14.82       $    15.55       $    15.40       $    15.11       $    15.25
                                          ==========       ==========       ==========       ==========       ==========
Ratios

Expenses to average net assets                   .70              .66              .66              .51              .49
Investment income from operations
 to average net assets                          5.03             5.22             5.22             5.45             5.74
Portfolio turnover                             34.00            29.00            23.72            19.05            28.20
                                          ==========       ==========       ==========       ==========       ==========
Average shares outstanding                 1,201,768        1,201,768        1,201,768        1,201,768        1,201,768
                                          ==========       ==========       ==========       ==========       ==========


                 See accompanying notes to financial statements.

                  [SAMARNAN INVESTMENT CORPORATION LETTERHEAD]


BOARD OF DIRECTORS

Nancy Walls Devaney
Joe Monteleone
Martha Walls Murdoch
Steve Sikes
Roland Walden
Sam Walls, Chairman
Tommy Yater

OFFICERS

Sam Walls, President
Jerry Wheatley, Secretary/Treasurer

CUSTODIAN

Westwood Trust
300 Crescent Court, Suite 1300
Dallas, Texas 75201


LEGAL COUNSEL

Richard S. Whitesell, Jr.
4211 Arcady
Dallas, Texas 75205

INDEPENDENT AUDITORS

Cheshier & Fuller, L.L.P.
14175 Proton Road
Dallas, Texas 75244

INVESTMENT ADVISORS

Voyageur Asset Management LLC
90 South Seventh Street, Suite 4300
Minneapolis, Minnesota 55402

Westwood Management Corp.
300 Crescent Court, Suite 1300
Dallas, Texas 75201



ANNUAL MEETING

The Annual Meeting of Shareholders of Samarnan Investment Corporation will be held April 25, 2000, at 10:30 AM, in the Bellevue Room I, Twelfth Floor, The Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas.

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Act of 1940 as a diversified, closed end management company.